UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   July 26, 2007

Buckeye GP Holdings L.P.

(Exact Name of Registrant Specified in Charter)

Delaware	001-32963	11-3776228
(State or Other	(Commission File Number)	(I.R.S. Employer Identification No.)
Jurisdiction of Incorporation)

Five TEK Park
9999 Hamilton Blvd.
Breinigsville, Pennsylvania	18031
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (610) 904-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On July 26, 2007, BGH GP Holdings, LLC, the sole member of MainLine Management LLC (“MainLine Management”), which is the general partner of Buckeye GP Holdings L.P., appointed Mr. Joseph A. LaSala, Jr. to the Board of Directors of MainLine Management effective July 27, 2007.  Subsequent to such appointment, Mr. LaSala was elected to the Audit Committee of MainLine Management, effective July 27, 2007, by the Board of Directors of MainLine Management.

Mr. LaSala, 52, has served as Senior Vice President, General Counsel and Secretary of Novell, Inc. since July 2001.  Mr. LaSala has also served since April 2001 as a director of BGH’s subsidiary, Buckeye GP LLC (“Buckeye GP”), and for a portion of that time as a member of its audit committee.  He has resigned his positions at Buckeye GP coincident with his election to the Board of Directors of MainLine Management.  There is no arrangement or understanding between Mr. LaSala and any other persons pursuant to which he was appointed as a director.  There are no relationships between Mr. LaSala and MainLine Management that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE GP HOLDINGS L.P.

By:	MAINLINE MANAGEMENT LLC,
its General Partner

By:	STEPHEN C. MUTHER
Stephen C. Muther
Executive Vice President, Administration,
and Legal Affairs

Dated: July 27, 2007